                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            MICRON ELECTRONICS, INC.

-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                             MICRON ELECTRONICS, INC.



                  NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
                            MONDAY, NOVEMBER 20, 1995

                                 ------------------

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Shareholders of Micron Electronics, Inc., a Minnesota corporation (the "Company"), will be held on Monday, November 20, 1995, at 9:00 a.m., Mountain Standard Time, at the Company's corporate offices, 900 East Karcher Road, Nampa, Idaho 83687, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company for the fiscal year ending August 29, 1996.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Shareholders of record at the close of business on October 9, 1995 are entitled to notice of and to vote at the meeting.

  All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. The shareholders attending the meeting may vote in person even if they have returned a Proxy.

                                By Order of the Board of Directors


                                RODERIC W. LEWIS
                                VICE PRESIDENT, GENERAL COUNSEL
                                 AND CORPORATE SECRETARY

Nampa, Idaho
October 23, 1995

            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

  Please indicate your voting instructions on the enclosed Proxy, sign and date it, and return it in the postage-prepaid envelope provided, which is addressed for your convenience. No postage is required if the Proxy is mailed in the United States.

                         PLEASE MAIL YOUR PROXY PROMPTLY

                            MICRON ELECTRONICS, INC.

                              900 EAST KARCHER ROAD
                               NAMPA, IDAHO  83687

                                 ---------------

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Micron Electronics, Inc., a Minnesota corporation (the "Company"), for use at the 1995 Annual Meeting of Shareholders to be held on November 20, 1995, at 9:00 a.m., Mountain Standard Time, or at any adjournment(s) thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of 1995 Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's corporate offices, 900 East Karcher Road, Nampa, Idaho 83687. This Proxy Statement and the enclosed Proxy were mailed on or about October 23, 1995 to all shareholders entitled to vote at the Annual Meeting.

     The Company's principal executive offices are located at 900 East Karcher Road, Nampa, Idaho, 83687 and its telephone number is (208) 465-3434.

RECORD DATE

     Shareholders of record at the close of business on October 9, 1995 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

     In order to be included in the proxy statement and form of proxy relating to the Company's 1996 Annual Meeting of Shareholders, proposals of shareholders of the Company which are intended to be presented at such meeting must be received by the Company no later than June 25, 1996, and must be otherwise in compliance with applicable laws and regulations and the bylaws of the Company.

REVOCABILITY OF PROXIES

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person.

SOLICITATION

     The cost of soliciting Proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock (as defined below) issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter. Shares represented by proxies as to which the authority to vote for a nominee has been withheld will be deemed present and entitled to vote for purposes of determining the existence of a quorum and calculating the votes cast, but will be deemed not to have been voted in favor of the candidate with respect to whom the proxy authority has been withheld.


                     VOTING SECURITIES AND PRINCIPAL HOLDERS

OUTSTANDING SHARES

     The Company has only one class of stock outstanding, the Company's common stock, $.01 par value per share (the "Common Stock"). At the Record Date, 91,331,028 shares of the Company's Common Stock were issued and outstanding.

VOTING RIGHTS

     Each shareholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters, including the election of directors. Shareholders do not have the right to cumulate their votes in the election of directors.

CHANGE IN CONTROL OF THE COMPANY

     Pursuant to an Agreement of Merger dated October 30, 1994, as amended (the "Merger Agreement"), by and among the Company, Micron Computer, Inc., an Idaho corporation, and Micron Custom Manufacturing Services, Inc., an Idaho corporation, on April 7, 1995, Micron Computer, Inc. and Micron Custom Manufacturing Services, Inc., subsidiaries of Micron Technology, Inc., a Delaware corporation, were merged with and into the Company (the "Merger"). Upon the Merger, the separate existence of Micron Computer, Inc. and Micron Custom Manufacturing Services, Inc. ceased, the Company remained as the surviving corporation, the name of the Company was changed from "ZEOS International, Ltd." to "Micron Electronics, Inc.", and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of Micron Computer, Inc. and Micron Custom Manufacturing Services, Inc. were vested in the Company.

     Upon the effective time of the Merger (the "Effective Time of the Merger"), in accordance with formulas set forth in the Merger Agreement, each outstanding share of Micron Computer, Inc. Class A Common Stock was converted into 42.316865 shares of the Company's Common Stock, each outstanding share of Micron Computer, Inc. Class B Common Stock was converted into 9.057555 shares of the Company's Common Stock and each outstanding share of Micron Custom Manufacturing Services, Inc. Common Stock was converted into 20.475586 shares of the Company's Common Stock. After giving effect to the Merger, assuming the exercise of all outstanding options and rights to purchase the Company's Common Stock, the shares of the Company's Common Stock owned by Micron Technology, Inc. represented approximately 79% of the outstanding shares of the Company's Common Stock, shares owned by shareholders of the Company immediately prior to the Merger represented approximately 11% of the outstanding shares of the Company's Common Stock, and shares owned by former shareholders of Micron Computer, Inc. and Micron Custom Manufacturing Services, Inc. represented approximately 10% of the outstanding shares of the Company's Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth ownership information with respect to the Common Stock of the Company and the common stock, $.10 par value per share, of Micron Technology, Inc., the parent corporation of the Company, (the "Micron Technology, Inc. Common Stock") as of October 11, 1995, with respect to
(i) persons known by the Company to beneficially own more than five percent (5%) of the Company's Common Stock, (ii) each director,
(iii) each Named Executive Officer listed in the "SUMMARY COMPENSATION
TABLE" below, and (iv) all directors and executive officers of the Company as a group:





                                                     MICRON ELECTRONICS, INC.          MICRON TECHNOLOGY, INC.
                                                          COMMON STOCK                      COMMON STOCK
                                                    --------------------------        --------------------------
                                                    AMOUNT AND                        AMOUNT AND
                                                    NATURE OF                         NATURE OF
                                                    BENEFICIAL         PERCENT OF     BENEFICIAL       PERCENT OF
       NAME OF BENEFICIAL OWNER                     OWNERSHIP            CLASS        OWNERSHIP           CLASS
       ------------------------                     ---------          ----------     -----------      ----------
    Micron Technology, Inc.
      8000 South Federal Way
      Boise, Idaho 83707 .................        73,312,863             80.27%            N/A             N/A
    Joseph M. Daltoso ....................         1,075,234              1.18%         27,600 (1)           *
    T. Erik Oaas .........................           635,357                 *          14,430 (1)           *
    Gregory D. Stevenson .................           635,357                 *           7,300 (1)           *
    Robert F. Subia ......................           123,353 (2)             *            --                --
    Steven R. Appleton ...................             --    (3)            --         145,466 (1)           *
    Jerry M. Hess ........................             --                   --          22,000 (4)           *
    Robert A. Lothrop ....................             --                   --          40,049 (5)           *
    John R. Simplot ......................             --                   --      17,955,200 (6)(7)     8.69%
    Gregory E. Herrick ...................         1,732,236 (8)(9)       1.88%          5,000               *
    Chase S. Mart ........................           323,452                 *             --               --
    Steven L. Schmidt ....................           566,097                 *             --               --

    All directors and executive officers as a
      group (20 persons)(1), (2), (3), (4),
      (5), (6), (7), (8), (9) .............        6,485,017              7.04%      8,239,535            8.82%

------------------------

* Less than 1%.

(1) Includes options to purchase shares of Micron Technology, Inc. Common Stock exercisable within 60 days of October 11, 1995 in the following amounts:
     Mr. Daltoso, 13,580; Mr. Oaas, 14,430; Mr. Stevenson, 7,300; Mr. Appleton, 87,706, and all officers and directors as a group (20 persons), 135,196.

(2) Includes 300 shares of the Company's Common Stock held by Mr. Subia's spouse and 200 shares held by Mr. Subia's son.

(3) Mr. Appleton, director of the Company, serves as Chairman, President and Chief Executive Officer of Micron Technology, Inc. In addition to the shares indicated in the above table, Mr. Appleton may be deemed the beneficial owner of 73,312,863 shares of the Company's Common Stock held by Micron Technology, Inc. Mr. Appleton disclaims beneficial ownership of all of the shares of the Company's Common Stock held by Micron Technology, Inc.

(4) Includes 2,000 shares of Micron Technology, Inc. Common Stock held by J.M. Hess Construction Co., Inc., a company owned solely by Mr. Hess.

(5) Includes 424 shares of Micron Technology, Inc. Stock held by Mr. Lothrop's spouse.

(6) Includes 12,067,600 shares of Micron Technology, Inc. Common Stock held in the J.R. Simplot Self Declaration of Revocable Trust, dated December 21, 1989, and 15,200 shares held by Mr. Simplot's spouse.

(7) Mr. Simplot, a director of the Company, currently serves as Chairman Emeritus and is a shareholder of the J.R. Simplot Company. In addition to the shares indicated in the above table, Mr. Simplot may be deemed to be the beneficial owner of 23,699,000 shares of Micron Technology, Inc. Common Stock held by the J.R. Simplot Company and 2,600,000 shares of Micron Technology, Inc. Common Stock held by Simplot Canada Limited, a wholly-owned subsidiary of the J.R. Simplot Company.

(8) Includes options to purchase shares of the Company's Common Stock exercisable within 60 days of October 11, 1995: Mr. Herrick, 800,076, and all officers and directors as a group (20 persons), 815,076.

(9) Includes 628,000 shares of the Company's Common Stock held by Herrick Family Partners, Ltd. (the "Partnership Shares"), for which Mr. Herrick is general partner. Mr. Herrick disclaims beneficial ownership as to all but 6,280 of the Partnership Shares.

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

NOMINEES

     The Company's Board of Directors has fixed the number of directors at eight
(8), and it is contemplated that a board of eight (8) directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for management's eight (8) nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the Proxy Holders intend to vote all Proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person's successor has been elected and qualified, or until such person's death, resignation, removal, or disqualification. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

     The names of the eight (8) nominees and certain information about them are set forth below:
                                                                        DIRECTOR
  NAME OF NOMINEE        AGE          PRINCIPAL OCCUPATION                SINCE
  ---------------        ---          --------------------                -----
Steven R. Appleton .....  35   Chairman of the Board, President and
                               Chief Executive Officer of                  1995
                               Micron Technology, Inc.

Joseph M. Daltoso ......  33   Chairman of the Board, President and
                               Chief Executive Officer of the              1995
                               Company

Jerry M. Hess ..........  57   Chairman and Chief Executive Officer of
                               the J.M. Hess Construction                  1995
                               Co., Inc.

Robert A. Lothrop ......  69   Retired, former Senior Vice President of
                               the J.R. Simplot Company                    1995

T. Erik Oaas ...........  42   Vice President, Finance and Chief
                               Financial Officer of the Company            1995

John R. Simplot ........  86   Retired, former Chairman of the Board of
                               the J.R. Simplot Company                    1995

Gregory D. Stevenson ...  34   Executive Vice President, Operations of
                               the Company                                 1995

Robert F. Subia ........  33   Chairman, President and Chief Executive
                               Officer of Micron Custom                    1995
                               Custom Manufacturing Services, Inc., a
                               wholly-owned subsidiary
                               of the Company

     STEVEN R. APPLETON served as Vice President, Manufacturing of Micron Technology, Inc. from August 1989 until April 1991, when he was appointed President and Chief Operating Officer and a director of Micron Technology, Inc. In July 1992, he assumed responsibilities as Chairman of the Board, President and Chief Executive Officer of Micron Semiconductor, Inc. (then a wholly-owned subsidiary of Micron Technology, Inc.) and resigned as a director and an officer of Micron Technology, Inc. In May 1994, Mr. Appleton was re-elected to Micron Technology, Inc.'s Board of Directors. He was named Chairman of the Board, President and Chief Executive Officer of Micron Technology, Inc. in September 1994. At the Effective Time of the Merger, Mr. Appleton was named Chairman of the Board, President and Chief Executive Officer of the Company. He resigned from these positions on April 17, 1995, but continued as a director of the Company.

     JOSEPH M. DALTOSO served as Micron Technology, Inc.'s Memory Applications Group Manager from May 1990 until April 1992, when he was named President and a director of Micron Custom Manufacturing Services, Inc., then a wholly-owned subsidiary of Micron Technology, Inc. In July 1992, Mr. Daltoso was named Chairman of the Board of Micron Custom Manufacturing Services, Inc., and in August 1994, he was also named Chief Executive Officer of Micron Custom Manufacturing Services, Inc. At the Effective Time of the Merger, Mr. Daltoso was appointed Executive Vice President, Operations and a director of the Company. He was named Chairman of the Board, President and Chief Executive Officer of the Company on April 17, 1995.

     JERRY M. HESS has served as Chairman and Chief Executive Officer of the J.M. Hess Construction Co., Inc. since 1959. Mr. Hess has served on Micron Technology, Inc.'s Board of Directors since 1994. At the Effective Time of the Merger, Mr. Hess was appointed a director of the Company.

     ROBERT A. LOTHROP served as the Senior Vice President of the J.R. Simplot Company from January 1986 until his retirement in January 1991. The J.R. Simplot Company is a privately held company involved in food processing and in manufacturing and marketing fertilizers and agricultural chemicals. Mr. Lothrop was elected to Micron Technology, Inc.'s Board of Directors in 1986. In 1992, he was elected to the Board of Directors of Micron Semiconductor, Inc., then a wholly-owned subsidiary of Micron Technology, Inc., and resigned as a director of Micron Technology, Inc. Mr. Lothrop was re-elected to Micron Technology, Inc.'s Board of Directors in 1994. At the Effective Time of the Merger, Mr. Lothrop was appointed a director of the Company.

     T. ERIK OAAS served as the Administration Manager of Micron Technology, Inc.'s Memory Applications Group from July 1988 to April 1992, and as the Administration Manager of Micron Custom Manufacturing Services, Inc., then a wholly-owned subsidiary of Micron Technology, Inc., until July 1992, when he was named Vice President, Finance and Treasurer and a director of Micron Custom Manufacturing Services, Inc. At the Effective Time of the Merger, Mr. Oaas was appointed Vice President, Finance and Chief Financial Officer and a director of the Company.

      JOHN R. SIMPLOT founded the J.R. Simplot Company and served as the Chairman of the Board of Directors until his retirement in April 1994. Mr. Simplot currently serves as Chairman Emeritus of the J.R. Simplot Company. Mr. Simplot has served on Micron Technology, Inc.'s Board of Directors since 1980. At the Effective Time of the Merger, Mr. Simplot was appointed a director of the Company.

     GREGORY D. STEVENSON served as Micron Technology, Inc.'s Test Manufacturing Manager from October 1989 to April 1990 and served as Micron Technology, Inc.'s Partials Business Unit Manager from April 1990 until April 1992. In April 1992, Mr. Stevenson joined Micron Custom Manufacturing Services, Inc., then a wholly-owned subsidiary of Micron Technology, Inc., as Component Recovery Business Unit Manager. In July 1992, he was appointed Vice President, Component Recovery, and in September 1992, he was also appointed a director of Micron Custom Manufacturing Services, Inc. In August 1993, Mr. Stevenson was appointed Vice President, Operations. At the Effective Time of the Merger, Mr. Stevenson was appointed Vice President, Nampa Operations and served in that position until July 1995 when he was appointed Executive Vice President, Operations and a director of the Company.

     ROBERT F. SUBIA was employed by Micron Technology, Inc. from 1986 to 1993, where he held various sales management responsibilities, including IBM Account Manager and Regional Sales Manager. In February 1993, Mr. Subia joined Micron Custom Manufacturing Services, Inc., then a wholly-owned subsidiary of Micron Technology, Inc., as Director of Sales and held this position until August 1994, when he was appointed Vice President, Sales. On April 17, 1995, Mr. Subia was appointed Chairman, President and Chief Executive Officer of Micron Custom Manufacturing Services, Inc., a wholly-owned subsidiary of the Company, and was appointed a director of the Company on October 2, 1995.

     There is no family relationship between any director or executive officer of the Company.

VOTE REQUIRED

     The eight nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as the directors.

EXECUTIVE OFFICERS

     The following table names the executive officers of the Company (other than the directors named above) as of October 11, 1995:

NAME OF EXECUTIVE OFFICER     AGE              PRINCIPAL OCCUPATION
-------------------------     ---              --------------------
Jess Asla .................    33     Vice President, Operations of Micron
                                      Custom Manufacturing Services, Inc., a
                                      wholly-owned subsidiary of the Company

Kenneth C. Birch ..........    31     Vice President, PC Engineering

George A. Haneke ..........    47     Vice President, Chief Information Officer

Nelson L. Hanks ...........    43     Vice President, Purchasing

Dean A. Klein .............    38     Vice President, Research and Development

Brian C. Klene ............    38     Executive Vice President, Sales and
                                      Marketing

Roderic W. Lewis ..........    40     Vice President, General Counsel and
                                      Corporate Secretary

Pete J. Scamardo ..........    32     Vice President, Product Marketing

Steven L. Schmidt .........    33     Vice President, Alternate Sales

Gene P. Thomas, Jr. .......    34     Vice President, Direct Sales


     JESS ASLA served as the Process Engineer Manager for Micron Technology, Inc.'s Memory Applications Group from 1988 until July 1994, when he was named Director of Engineering for Micron Custom Manufacturing Services, Inc. On April 17, 1995, Mr. Asla was appointed Vice President, Operations of Micron Custom Manufacturing Services, Inc., a wholly-owned subsidiary of the Company.

     KENNETH C. BIRCH served as an Applications Engineer for Micron Technology, Inc.'s Memory Applications Group from 1989 to 1990, when he was named PC Product Manager. Mr. Birch served in this position until August 1991, when he joined
Micron Computer, Inc. as Vice President, Operations and Engineering.   Mr. Birch
was appointed a director of Micron Computer, Inc. in April 1993, and in February 1994, Mr. Birch was appointed Vice President, Engineering. At the Effective Time of the Merger, Mr. Birch was appointed Vice President, PC Engineering of the Company.

     GEORGE A. HANEKE joined Micron Technology, Inc. in May 1988 as an Accounting Manager. Mr. Haneke joined Micron Computer, Inc. as its Vice President, Finance, Treasurer and Chief Financial Officer in September 1993 and served in that position until the Effective Time of the Merger. At the Effective Time of the Merger, Mr. Haneke was appointed Vice President, Chief Information Officer of the Company.

     NELSON L. HANKS joined Micron Technology, Inc. in 1989 as a consultant. In 1991, Mr. Hanks was named Managing Director of Micron Europe Limited, a wholly-owned subsidiary of Micron Technology, Inc., and served in that position until 1993. From 1993 until the Effective Time of the Merger, Mr. Hanks served as Special Projects Manager for Micron Technology, Inc. At the Effective Time of the Merger, Mr. Hanks was appointed Vice President, Purchasing of the Company.

     BRIAN C. KLENE joined Micron Technology, Inc. in January 1989 as Director, Sales and Marketing of the Memory Applications Group and served in that position until July 1990 when he was named a Regional Sales Manager for Micron Technology, Inc. He served in that position until January 1991 when he was named National Sales Manager of Micron Technology, Inc. Mr. Klene joined the Company in July 1995 and was named Executive Vice President, Sales and Marketing of the Company.

     DEAN A. KLEIN was the co-founder of PC Tech, Inc. in 1984 and has served as President of PC Tech, Inc. from its inception to the present. Since the acquisition of PC Tech, Inc. by the Company in February 1992, Mr. Klein has also served as Vice President, Research and Development of the Company.

     RODERIC W. LEWIS practiced corporate and securities law with the law firms of LeBoeuf, Lamb, Leiby & MacRae and Rogers, Mackey, Price & Anderson prior to joining Micron Technology, Inc. in 1991 as Associate General Counsel. Mr. Lewis was appointed Assistant General Counsel for Micron Technology, Inc. in 1993. At the Effective Time of the Merger, Mr. Lewis was appointed Vice President, General Counsel and Corporate Secretary of the Company.

     PETE J. SCAMARDO served in various sales and marketing related management positions with CompuAdd, Inc. prior to joining Micron Computer, Inc. in November 1991 as Director of Marketing and Strategic Relations. Mr. Scamardo was appointed Vice President, Product Marketing of the Company on July 31, 1995.

     STEVEN L. SCHMIDT was employed by Micron Technology, Inc. as a Regional Sales Manager from 1989 until August 1991 when he was named Vice President, Sales and Marketing of Micron Computer, Inc. In 1992, Mr. Schmidt was appointed Executive Vice President and a director of Micron Computer, Inc. At the Effective Time of the Merger, Mr. Schmidt was appointed Vice President. On July 31, 1995, Mr. Schmidt was appointed Vice President, Alternate Sales of the Company.

     GENE P. THOMAS, JR. served in various sales managerial roles with Polaroid Corporation and CompuAdd Computer before being appointed Director of Marketing for CompuAdd in 1993. Mr. Thomas joined Micron Computer, Inc. as Director of Sales in March 1993 and was appointed Vice President, Sales and Marketing in December 1993. At the Effective Time of the Merger, Mr. Thomas was appointed Vice President, Micron Sales and Marketing. On July 31, 1995, Mr. Thomas was appointed Vice President, Direct Sales of the Company.

SECTION 16(A) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors, officers, and greater than ten percent (10%) beneficial owners complied with all applicable
Section 16(a) filing requirements during the fiscal year ended August 31, 1995, except for Dean A. Klein, an executive officer of the Company, who was late in filing a Form 4 for the month of March 1995.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Micron Technology, Inc. owns approximately 80% of the outstanding Common Stock of the Company, and four (4) of the eight (8) nominees for director of the Company are also directors of Micron Technology, Inc.

Micron Technology, Inc. and its subsidiaries supply and purchase a substantial amount of products and services used and produced by the Company.

     During fiscal 1995, Micron Technology, Inc. supplied a substantial portion of the full specification random access memory ("RAM") components used in the Company's operations. Purchases of these components from Micron Technology, Inc., completed upon market terms and conditions, amounted to approximately $177,402,000 for fiscal 1995.

     Pursuant to a revenue sharing agreement, Micron Technology, Inc. delivers to the Company all of the nonstandard RAM components produced at its operations. Under this agreement, the Company is obligated to pay to Micron Technology, Inc. an amount equal to one-half of the net sales realized from sales of these nonstandard RAM components to third parties and one-half of the transfer price for these nonstandard RAM components identified for internal use by the Company. In fiscal 1995, the Company paid $72,889,000 to Micron Technology, Inc. under this revenue sharing agreement.

     In fiscal 1995, Micron Technology, Inc. paid approximately $28,160,000 to the Company for contract manufacturing services and approximately $4,257,000 for purchases of PC systems. During fiscal 1995, the Company paid Micron Technology, Inc. $5,647,000 for equipment and $872,000 for construction management services.

     The Company relies on Micron Technology, Inc. for certain information systems, payroll, employee benefits, risk management and administrative services. In fiscal 1995, the Company paid $917,000 to Micron Technology, Inc. for such services.

     In 1992, Micron Custom Manufacturing Services, Inc. was formed as a wholly-owned subsidiary of Micron Technology, Inc. At formation, Micron Technology, Inc. transferred the assets and liabilities related to its contract manufacturing and component recovery operations to Micron Custom Manufacturing Services, Inc. in exchange for 1,591,304 shares of Micron Custom Manufacturing Services, Inc. Common Stock and promissory notes in the aggregate amount of approximately $9.6 million (the "Notes"). The Notes and related interest are payable over ten years with the final payment due in March 2002. As of August 31, 1995, the Company had $6.7 million in indebtedness remaining on the Notes. The amounts owing under the Notes are collateralized by a security interest in the Company's personal property and general intangibles and by a deed of trust on the Company's contract manufacturing facilities in Boise, Idaho and related real property. Aggregate principal and interest payments during fiscal 1995 amounted to $1,504,000.

     At various times between January 1994 and April 1994, Joseph M. Daltoso, T. Erik Oaas, Gregory D. Stevenson, Robert F. Subia and Jess Asla purchased 52,513, 31,030, 31,030, 6,000 and 14,363 shares, respectively, of Micron Custom Manufacturing Services, Inc. Common Stock pursuant to the Micron Custom Manufacturing Services, Inc. 1994 Stock Purchase Plan for $786,120, $464,519, $511,166, $89,820 and $223,489, respectively. The purchase prices represented the fair market value of the Micron Custom Manufacturing Services, Inc. Common Stock on the date of purchase as determined by the Micron Custom Manufacturing Services, Inc. Board of Directors. Upon the Effective Time of the Merger, the shares of Micron Custom Manufacturing Services, Inc. Common Stock owned by Messrs. Daltoso, Oaas, Stevenson, Subia and Asla were converted into 1,075,234, 635,357, 635,357, 122,853 and 294,090 shares, respectively, of the Company's Common Stock. See "VOTING SECURITIES AND PRINCIPAL HOLDERS - Change in Control of the Company." Messrs. Daltoso, Oaas, and Stevenson were officers and directors, Mr. Subia was an officer, and Mr. Asla was Director of Engineering, of Micron Custom Manufacturing Services, Inc. Eighty percent (80%) of the funds used by Messrs. Daltoso, Oaas, Stevenson, Subia and Asla to purchase the Common Stock was obtained through loans from Micron Technology, Inc. The loans were made pursuant to full recourse promissory notes issued in favor of Micron Technology, Inc. The notes bear interest at a rate of 7.5% per annum, which the parties believed represented a commercially reasonable interest rate at the time of the loans. Principal and interest on the notes are payable, in full, five years from the date of each note. Each note is secured by the purchased stock. The principal and accrued interest on the notes at October 11, 1995 for Messrs. Daltoso, Oaas, Stevenson, Subia and Asla were $713,937, $421,867, $460,376, $81,573 and $202,260, respectively, and the maximum principal and accrued interest outstanding during the Company's 1995 fiscal year were $708,157, $418,451, $456,617, $80,912 and $200,616 respectively.

     At various times between August 1991 and April 1994, Chase S. Mart, Steve
L. Schmidt, Kenneth C. Birch, George A. Haneke, Pete J. Scamardo and Gene P. Thomas, Jr. purchased 75,000, 62,500, 43,750, 25,000, 25,000 and 12,500 shares, respectively of Micron Computer, Inc. Class B Common Stock pursuant to restricted stock purchase agreements for $6,000, $5,000, $6,810, $140,750, $5,116 and $13,675, respectively. The purchase prices represented the fair market value of the Micron Computer, Inc. Class B Common Stock on the date of purchase as determined by the Micron Computer, Inc. Board of Directors. In addition, pursuant to an agreement with Mr. Thomas, Micron Computer, Inc. issued an additional 12,500 shares of Class B Common Stock to Mr. Thomas at no additional cost to him upon the one year anniversary of the commencement of his employment with Micron Computer, Inc. Upon the Effective Time of the Merger, the shares of Micron Computer, Inc. Class B Common Stock of Messrs. Mart, Schmidt, Birch, Haneke, Scamardo and Thomas were converted into 679,316, 566,097, 396,268, 226,438, 226,438 and 226,438 shares, respectively, of the
Company's Common Stock. See "VOTING SECURITIES AND PRINCIPAL HOLDERS - Change in Control of the Company." Messrs. Mart, Schmidt and Birch were officers and directors, Messrs. Haneke and Thomas were officers, and Mr. Scamardo was Director of Marketing and Strategic Relations, of Micron Computer, Inc. Eighty percent (80%) of the funds used by Mr. Haneke to purchase the Common Stock was obtained through a loan from Micron Technology, Inc. The loan was made pursuant to a full recourse promissory note issued in favor of Micron Technology, Inc. The note bears interest at a rate of 7.5% per annum, which the parties believed represented a commercially reasonable interest rate at the time of the loan. Principal and interest on the note are payable, in full, five years from the date of the note. The note is secured by the purchased stock. The principal and accrued interest on the note at October 11, 1995 was $126,229 and the maximum principal and accrued interest outstanding during the Company's 1995 fiscal year was $125,268.

BOARD MEETINGS AND COMMITTEES

     Prior to the Effective Time of the Merger, the Board of Directors of the Company was comprised of Gregory E. Herrick, Kenneth F. Gudorf, John P. Schinas and Jeffrey C. Schopf. Messrs. Gudorf, Schinas and Schopf resigned as directors of the Company effective upon the closing of the Merger, and Mr. Herrick resigned as a director of the Company on July 31, 1995.

     The Board of Directors of the Company held a total of eleven meetings during the fiscal year ended August 31, 1995. The Board of Directors has formed an Audit Committee and a Compensation Committee. A Nominating Committee of the Board of Directors has not been formed.

     Messrs. Gudorf, Schinas and Schopf comprised the Audit Committee prior to the Effective Time of the Merger. On April 7, 1995, Messrs. Hess, Lothrop and Simplot were appointed to serve as members of the Audit Committee to replace Messrs. Gudorf, Schinas and Schopf, who resigned. There were no Audit Committee meetings held during fiscal year 1995. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent accountants and evaluating the Company's accounting principles and system of internal accounting controls.

     Messrs. Gudorf, Schinas and Schopf comprised the Compensation Committee prior to the Effective Time of the Merger. On April 7, 1995, Messrs. Hess, Lothrop and Simplot were appointed to serve as members of the Compensation Committee to replace Messrs. Gudorf, Schinas and Schopf, who resigned. The Compensation Committee held five meetings during fiscal year 1995. The Compensation Committee is primarily responsible for reviewing and approving the compensation for the Company's officers.

     During fiscal year 1995, all directors attended 75% or more of the total number of meetings of the Board of Directors and of meetings of all committees of the Board on which they served, except for John R. Simplot who attended 63% of the total number of meetings of the Board of Directors and of meetings of the committees of the Board on which he served held subsequent to his appointment.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years, for services rendered to Micron Computer, Inc., Micron Custom Manufacturing Services, Inc. and the Company, awarded to or earned by any individual who served as Chief Executive Officer of the Company during fiscal 1995 and each of the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 1995, whose salary and bonus earned in fiscal 1995 exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG TERM
                                                              ANNUAL COMPENSATION (1)                COMPENSATION
                                                        ------------------------------------------   ------------
                                             FISCAL                                   OTHER ANNUAL   OPTIONS/SARS   ALL OTHER
NAME AND PRINCIPAL POSITION(2)                YEAR      SALARY         BONUS (3)(4)   COMPENSATION    GRANTED(#)   COMPENSATION (5)
------------------------------               ------     ------         ------------   ------------   ------------  ----------------
Joseph M. Daltoso                             1995      $ 165,865      $ 180,979            $ 0             0        $ 11,450
Current Chairman, President                   1994        104,261         76,239              0        75,000 (6)       7,289
and Chief Executive Officer                   1993         95,154         20,027              0        50,000 (6)       4,447

T. Erik Oaas                                  1995        108,750        135,614              0             0          10,301
Vice President, Finance and                   1994         82,556         58,552              0        32,630 (6)       8,848
  Chief Financial Officer                     1993         72,389         15,664              0        34,534 (6)       4,866

Gregory D. Stevenson                          1995        102,500        135,614              0             0           9,120
Executive Vice President,                     1994         82,556         58,565              0        32,630 (6)       8,406
  Operations                                  1993         71,577         16,164              0        28,854 (6)       6,423

Chase S. Mart (7)                             1995        125,235         94,150              0             0           9,746
Executive Vice President,                     1994        115,689         86,607              0             0          11,202
  Business Development                        1993        105,093         87,399              0             0           8,843

Steven L. Schmidt                             1995        114,962         73,584              0             0          10,860
Vice President, Alternate Sales               1994        106,188         77,618              0             0           7,271
                                              1993         92,306         58,574              0             0           1,619

Gregory E. Herrick (8)                        1995        142,750            296              0             0           9,379
Former Chairman, President                    1994        140,000              0              0             0               0
and Chief Executive Officer                   1993        140,000              0              0             0               0
----------------------------

(1) Excludes certain perquisites and other amounts which in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for the officer.

(2) At the Effective Time of the Merger, Mr. Steven R. Appleton was appointed Chairman, President and Chief Executive Officer of the Company. He resigned from these positions on April 17, 1995 and received no compensation from the Company or Micron Technology, Inc. for his services rendered to the Company during this transition period.

(3) Includes amounts paid under Micron Computer, Inc.'s, Micron Custom Manufacturing Services, Inc.'s and the Company's sabbatical plans, profit sharing plans, and patent bonus programs and amounts paid for achievement of certain performance milestones.

(4) Includes bonuses earned and paid during each fiscal year under executive bonus programs established in previous years. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION".

(5) Consists of Micron Computer, Inc., Micron Custom Manufacturing Services, Inc. and Company contributions under their respective qualified 401(k) retirement plans and cash paid under their respective time-off plans.

(6) Consists of options to purchase shares of Micron Technology, Inc. Common Stock. Option amounts reflect a 5-for-2 and a 2-for-1 stock split of Micron Technology, Inc. Common Stock outstanding, effected in the form of a stock dividend, as of April 1, 1994 and May 4, 1995, respectively.

(7) Mr. Mart resigned from his position as an officer and director of the Company, effective as of September 8, 1995.

(8) At the Effective Time of the Merger, Mr. Herrick resigned from his position as Chairman, President and Chief Executive Officer of the Company and was appointed Executive Vice President, Sales and Marketing and a director.
     Mr. Herrick resigned as an officer and director of the Company, effective as of July 31, 1995.


                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information with respect to Company and Micron Technology, Inc. stock options granted during fiscal year 1995 to the Named Executive Officers:


                                             INDIVIDUAL GRANTS
                      ---------------------------------------------------------------------
                                                                                                     POTENTIAL REALIZABLE
                        SHARES OF    PERCENT OF                                                            VALUE AT
                         COMMON         TOTAL                                                        ASSUMED ANNUAL RATES
                          STOCK        OPTIONS             EXERCISE                                        OF STOCK
                        UNDERLYING   GRANTED TO             OR BASE                                PRICE APPRECIATION FOR
                         OPTIONS      EMPLOYEES              PRICE                                        OPTION TERM
                         GRANTED         IN                   PER              EXPIRATION          ----------------------
NAME                       (#)       FISCAL YEAR             SHARE                DATE                 5%            10%
----                     ---------   -----------           ---------           ----------             ---            ---
N/A                        N/A            N/A                 N/A                 N/A                 N/A            N/A

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information regarding Company and Micron Technology, Inc. stock option exercises during fiscal year 1995 by the Named Executive Officers and the value of such officers' unexercised options at August 31, 1995:

                                                                               NUMBER OF                NUMBER OF
                                                                              UNEXERCISED              UNEXERCISED
                                                                           OPTIONS AT FISCAL        OPTIONS AT FISCAL
                                                                               YEAR-END                 YEAR-END
                                                                           -----------------        -----------------
                                   NUMBER OF SHARES          VALUE         EXERCISABLE (E)/         EXERCISABLE (E)/
        NAME                     ACQUIRED ON EXERCISE       REALIZED       UNEXERCISABLE (U)        UNEXERCISABLE (U)
        ----                     --------------------       --------       -----------------        -----------------
Joseph M. Daltoso (1)                  25,000              $487,946                0 (E)            $          0 (E)
                                                                              90,000 (U)               6,156,154 (U)

T. Erik Oaas (1)                       10,828               122,210            5,000 (E)                 360,825 (E)
                                                                              46,832 (U)               3,202,234 (U)

Gregory D. Stevenson (1)               12,296               214,967                4 (E)                     267 (E)
                                                                              43,414 (U)               2,953,477 (U)

Chase S. Mart                               0                     0                0                          0

Steven L. Schmidt                           0                     0                0                          0

Gregory E. Herrick                          0                     0          800,076 (E)             14,137,343 (E)
                                                                                   0 (U)                      0 (U)


(1)  Reflects options to purchase Micron Technology, Inc. Common Stock.
     Shares and option amounts reflect a 5-for-2 and 2-for-1 stock split of Micron Technology, Inc. Common Stock outstanding, effected in the form of a stock dividend, as of April 1, 1994 and May 4, 1995, respectively.

COMPENSATION OF DIRECTORS

     DIRECTORS' FEES

     Directors of the Company receive no remuneration for their service as directors of the Company. The Company reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings.

EMPLOYMENT TERMINATION AGREEMENTS AND ARRANGEMENTS

     Subsequent to the merger, the Company entered into separate agreements with each executive officer and certain other key employees of the Company (the "Executives") relating to notice of termination and to compensation upon termination or death. Each agreement requires that the Company or the Executive give six (6) months advance written notice of the termination of the Executive's employment, regardless of the reason or justification for termination. The Company or the Executive may discontinue the Executive's active duties at any time following notice; however, subject to the discretion of the Board of Directors, employment for purposes of salary, bonuses, benefits, stock and option vesting, and for determining conflicts of interest continues for six (6) months from the date of notice. There were no amounts paid by the Company during fiscal year 1995 pursuant to these agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John P. Schinas, Jeffrey C. Schopf and Kenneth F. Gudorf comprised the Compensation Committee until the Effective Time of the Merger. On April 7, 1995, the Board of Directors appointed Jerry M. Hess, Robert A. Lothrop and John
R. Simplot, none of whom is an officer or employee of the Company or any subsidiary, as members of the Compensation Committee to replace Messrs. Schinas, Schopf and Gudorf, who resigned at the Effective Time of the Merger.
Messrs. Hess, Lothrop and Simplot are currently directors of Micron
Technology, Inc. During the fiscal year, there were no other members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries or who had any relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 16 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                        REGARDING EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

     Prior to the Merger, the Compensation Committee of the Board of Directors of the Company (the "Committee") was comprised of Messrs. Kenneth F. Gudorf, John P. Schinas and Jeffrey C. Schopf, each of whom resigned as directors at the Effective Time of the Merger. Subsequent to the Merger, Messrs. Jerry M. Hess, Robert A. Lothrop and John R. Simplot were appointed to serve on the Committee. The Committee, as currently composed, met three times in fiscal 1995 and intends to meet annually or more frequently as the Company's Board of Directors may request.

     The Committee's primary responsibility is to review the compensation, including salary, bonuses, benefits and stock option grants, of the Company's executive officers. The executive officers of the Company are individuals employed by the Company and by Micron Custom Manufacturing Services, Inc., a wholly-owned subsidiary of the Company.

EXECUTIVE OFFICER COMPENSATION

     The Company's executive officer compensation programs are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the success of the Company and to provide incentives relating directly to the financial performance and long-term growth of the Company. The various components of the Company's executive officer compensation programs are, in most cases, the same as those made available generally to employees of the Company.

     CASH COMPENSATION

     BASE SALARY.   The base salary of each executive officer is established
primarily upon a subjective evaluation of the officer's contribution to the Company, including (i) individual performance, (ii) responsibility,
(iii) technical expertise, and (iv) length of service. Overall Company performance and industry compensation levels are also evaluated.

     COMPANY PERFORMANCE BONUSES. Cash bonuses to executive officers are intended to reward officers for the Company's financial performance during the fiscal year and are earned and paid pursuant to the Executive Bonus Plan, which was approved by the Company's shareholders in June 1995. Accordingly, bonuses are determined based on a performance criteria established at the beginning of each fiscal year formulated primarily as a percentage of after-tax net profit of the Company for the fiscal year. Performance bonus percentages are established according to a subjective analysis by the Committee of each officer according to criteria similar to those utilized to determine the officers' base salaries. A total of $883,594 was earned and paid in fiscal 1995 under the Executive Bonus Program and under executive officer bonus programs established by Micron Computer, Inc. and Micron Custom
Manufacturing Services, Inc.

     PROFIT SHARING. The Company distributes approximately five percent (5%) of its consolidated quarterly after-tax net profits equally to all eligible employees (including executive officers) of the Company and its subsidiaries on a quarterly basis.

     INCENTIVE BONUSES. From time to time, incentive cash bonuses are approved for payment to employees (including executive officers) for the achievement of milestones, the completion of projects identified as contributing substantially to Company success and the attainment of technological advances.

     EQUITY COMPENSATION

     In order to provide long-term incentive to the executive officers and employees of the Company and its subsidiaries related to long-term growth in the value of the Company's Common Stock, the Company issues incentive and nonstatutory stock options to such persons under the Company's 1995 Stock Option Plan. Employees of the Company and its subsidiaries (including executive officers) may participate in the Company's 1995 Employee Stock Purchase Plan.

     OTHER COMPENSATION

     In addition to cash and equity compensation programs, the executive officers participate in various other employee benefit plans, including but not limited to time-off plans made available by the Company. Under these plans, all employees of the Company and its subsidiaries (including executive officers) are allowed to use time off for time accumulated under the plan or to receive cash in lieu thereof. Executive officer participation in various clubs, organizations and associations may also be funded by the Company and its subsidiaries.

     PAYMENT/EXERCISE RESTRICTIONS

     In an effort to encourage employees and executive officers to remain employed and to promote the overall performance of the Company and its subsidiaries, many compensation programs for employees and executive officers contain provisions delaying payment and requiring continuing profitability of the Company. In this regard, Company performance bonuses to each executive officer are typically earned and paid in installments over a five (5) year period provided that the Company is profitable on a consolidated basis in the year of payment and that the individual remains employed by the Company or a subsidiary of the Company and subject to Board of Directors approval. Likewise, the Company expects that stock options granted to executive officers will typically have a term of six
(6) years and vest twenty percent (20%) each year for a period of five (5) years from the date of grant.

CEO COMPENSATION

     Joseph M. Daltoso is the Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Prior to the Effective Time of the Merger, Mr. Daltoso served as Chairman of the Board of Directors, President and Chief Executive Officer of Micron Custom Manufacturing Services, Inc. The Committee has fixed Mr. Daltoso's annual base salary at $250,000 based on an analysis of compensation paid to chief executive officers of comparable companies and on a subjective analysis of Mr. Daltoso's level of responsibility, contribution and service to the Company. The Committee expects to review Mr. Daltoso's salary, along with those of the other executive officers, during fiscal year 1996.
Mr. Daltoso is eligible to participate in the 1995 Stock Option Plan and the Executive Bonus Plan, and other executive officer compensation programs, as outlined above, to the same extent as other executive officers of the Company.

                                       Jerry M. Hess
                                       Robert A. Lothrop
                                       John R. Simplot

                               PERFORMANCE GRAPH

     The following graph illustrates a five-year comparison of cumulative total returns for the Company's Common Stock, the Center for Research in Securities Prices (CRSP) Total Return Indices for The Nasdaq Stock Market (US Companies) and the Nasdaq Computer Manufacturer Stocks from August 31, 1990 through
August 31, 1995. These indices are prepared and made available to the public by the Center for Research in Securities Prices at the University of Chicago. Upon the Effective Time of the Merger, the Company's fiscal year was changed to a 52 or 53 week period ending on the Thursday closest to August 31, which corresponds to the fiscal year of Micron Computer, Inc. and Micron Custom Manufacturing Services, Inc. Accordingly, the Company's last trading day of its fiscal year varies. For consistent presentation and comparison to industry indices shown herein, the Company has calculated its stock performance graph assuming an August 31 year-end. The performance graph assumes $100 invested on August 31, 1990 in the Company's (ZEOS International, Ltd.'s) Common Stock and the CRSP Total Return Indices for The Nasdaq Stock Market (US Companies) and the Nasdaq Computer
Manufacturer Stocks. On October 17, 1994, the Company (ZEOS International, Ltd.) announced its intent to merge with Micron Computer, Inc. and Micron Custom Manufacturing Services, Inc. The Merger was effective on
April 7, 1995. Any dividends paid during the period presented are assumed to be reinvested.

     NOTE: MANAGEMENT CAUTIONS THAT THE STOCK PRICE PERFORMANCE INFORMATION SHOWN IN THE GRAPH BELOW IS PROVIDED AS OF FISCAL YEAR-END AND MAY NOT BE INDICATIVE OF CURRENT STOCK PRICE LEVELS OR FUTURE STOCK PRICE PERFORMANCE.


                                    [GRAPH]


     The performance graph was plotted using the following data:


                                                                            YEAR ENDING AUGUST 31
                                                     ---------------------------------------------------------
                                                      1990      1991       1992      1993      1994      1995
                                                      ----      ----       ----      ----      ----      ----
MICRON ELECTRONICS, INC.                             $ 100     $ 217      $  35     $  37     $  35     $ 203
CRSP Total Return Indices for The Nasdaq Stock
 Market (US Companies)                                 100       142        154       203       211       284
CRSP Total Return Indices for Nasdaq Computer
 Manufacturer Stocks                                   100       140        138       159       166       290

                                   PROPOSAL TWO:
              TO RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand L.L.P., independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending August 29, 1996, and recommends that shareholders vote "FOR" ratification of such appointment.

     Ernst & Young LLP served as the independent accountants for ZEOS International, Ltd. prior to its merger with Micron Computer, Inc., and Micron Custom Manufacturing Services, Inc., on April 7, 1995. Coopers & Lybrand L.L.P. serves as Micron Technology, Inc.'s independent accountants and has audited the financial statements of both Micron Computer, Inc. and Micron Custom Manufacturing Services, Inc. for the past three fiscal years. Because of Coopers & Lybrand L.L.P.'s familiarity with the business and operations of Micron Computer, Inc., Micron Custom Manufacturing Services, Inc. and Micron Technology, Inc., the Company engaged Coopers & Lybrand L.L.P. as the auditors of the Company following the merger.

     The Company dismissed Ernst & Young LLP as its independent accountants on April 7, 1995 following the Merger. The reports of Ernst & Young LLP on the financial statements of ZEOS International, Ltd. for each of the past two fiscal years (1994 and 1993) contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to change independent accountants was approved by the Company's Board of Directors, including the members of the Audit Committee. During ZEOS International, Ltd.'s two most recent fiscal years and through the date of the merger, ZEOS International, Ltd. had no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

     The Company engaged Coopers & Lybrand L.L.P. as its new independent accountants as of April 7, 1995. During the two most recent fiscal years and through the date of this report, ZEOS International, Ltd. did not consult with Coopers & Lybrand L.L.P. on either (1) the application of accounting principles to a specified transaction or the type of opinion that might be rendered on ZEOS International, Ltd.'s financial statements, or (2) items which concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Item 304(a)(2) Regulation S-K).

     The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present or represented and voting at the Annual Meeting will be required for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.


                                  OTHER MATTERS

    The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote, in their discretion, the shares they represent.


                                       THE BOARD OF DIRECTORS

Dated: October 23, 1995

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


                             [LOGO OF MICRON ELECTRONICS, INC.]
                                   900 East Karcher Road
                                    Nampa, Idaho  83687

                             1995 ANNUAL MEETING OF SHAREHOLDERS
                                    November 20, 1995

     The undersigned shareholder(s) of Micron Electronics, Inc., a Minnesota corporation, hereby acknowledges receipt of the Notice of 1995 Annual Meeting of Shareholders and the Proxy Statement, each dated October 23, 1995, and hereby appoints Joseph M. Daltoso and T. Erik Oaas, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1995 Annual Meeting of Shareholders of Micron Electronics, Inc., to be held November 20, 1995, at 9:00 a.m., Mountain Standard Time, at the Company's corporate offices, 900 East Karcher Road, Nampa, Idaho 83687 and at any adjournment(s) thereof (the "Annual Meeting"), and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.  ELECTION OF DIRECTORS:

     / /  FOR nominees listed below     / /  WITHHOLD authority to vote for all
          (except as indicated)              nominees listed below

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME SET FORTH IN THE LIST BELOW:

     Steven R. Appleton; Joseph M. Daltoso; Jerry M. Hess; Robert A. Lothrop; T. Erik Oaas; John R. Simplot; Gregory D. Stevenson; Robert F. Subia


2. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1996:

     / /  FOR       / /  AGAINST       / /  ABSTAIN

and in their discretion, upon such other matter or matters which may properly come before the Annual Meeting.

    The shares represented by this Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted FOR items 1 and 2. If any other matters properly come before the Annual Meeting, the persons named in this Proxy will vote in their discretion.


                                Dated                 , 1995
                                      ---------------


                                -------------------------------------------
                                            Signature


                                -------------------------------------------
                                            Signature


                                (This Proxy should be voted, signed, and dated by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all persons having an interest therein should sign.)

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